Exhibit 99.1

NEWS RELEASE

Visteon Announces $800 Million Share Repurchase Authorization

VAN BUREN TOWNSHIP, Mich., June 25, 2026 – Visteon Corporation (NASDAQ: VC) today announced that its board of directors has authorized a share repurchase program of $800 million of common stock expiring December 31, 2029. Visteon expects to fund the repurchases through cash available on hand in excess of operating requirements and future cash flow generation.

“We are pleased to announce this share repurchase program, which reflects both our financial strength and our commitment to delivering value for shareholders,” said President and CEO Sachin Lawande. “It also signals our board’s confidence in Visteon’s strategy and leadership in digital cockpit, software-defined and AI-enhanced technologies reshaping our industry.”

Shares may be repurchased utilizing a variety of methods, including open market purchases, accelerated share repurchase programs, privately negotiated transactions and structured repurchase transactions. Share repurchases may be suspended or discontinued at any time at the Company's discretion and are subject to the Company's discretion with respect to alternative uses of capital, as well as prevailing financial, market and industry conditions.

About Visteon

Visteon (NASDAQ: VC) is advancing mobility through innovative technology solutions that enable a software-defined future. The Company's state-of-the-art product portfolio merges digital cockpit innovations, advanced displays, AI-enhanced software solutions, and integrated EV architecture solutions. With expertise spanning passenger vehicles, commercial transportation, and two-wheelers, Visteon partners with global OEMs to create safer, cleaner, and more connected journeys. Headquartered in Van Buren Township, Michigan, Visteon operates in 17 countries, employing a global network of innovation centers and manufacturing facilities. In 2025, the Company recorded annual sales of approximately $3.77 billion and secured $7.4 billion in new business. For more information, visit visteon.com.

__
Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•uncertainties in U.S. or foreign policy regarding trade agreements, tariffs or other international trade policies and any response to such actions by foreign countries;
•continued and future impacts of the geopolitical conflicts and related supply chain disruptions, including but not limited to the conflicts in the Middle East, Russia and East Asia and the possible imposition of sanctions;

Exhibit 99.1
•significant and prolonged shortages of, or unrecoverable price increases in, critical components, including but not limited to semiconductors such as DRAM, particularly where such components are sourced from sole or primary suppliers;
•failure of the Company’s joint venture partners to comply with contractual obligations or to exert influence or pressure in China;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•our ability to grow our business with Chinese domestic OEMs and to compete with Chinese domestic suppliers as they expand their market-share outside of China;
•general economic conditions, currency exchange rates, interest rates, changes in foreign laws, regulations or trade policies, including export controls of certain parts or materials or political stability in foreign countries where Visteon procures materials, components, or supplies or where its products are manufactured, distributed, or sold;
•disruptions in information technology systems including, but not limited to, system failure, cyber-attack, malicious computer software (malware including ransomware), unauthorized physical or electronic access, or other natural or man-made incidents or disasters;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, prohibit, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of Visteon's or its suppliers' products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our subsequent filings with the Securities and Exchange Commission).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update.

Follow Visteon:
Visteon Contacts:

Media:
Media@Visteon.com
Investors:
Investor@visteon.com